Exhibit 4.4

THIS NOTE, IS A GLOBAL SECURITY WITHIN THE MEANING OF SECTION 2.05 OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE COCA-COLA COMPANY

2.200% Notes due 2022

No.	$

CUSIP No. 191216 CF5

ISIN No. US191216CF57

THE COCA-COLA COMPANY, a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of                        (U.S. $                   ) on May 25, 2022 and to pay interest thereon from May 25, 2017, or from and including the most recent Interest Payment Date to which interest has been paid or provided for, semi-annually on May 25 and November 25 in each year, commencing November 25, 2017 at the rate of 2.200% per annum (calculated on the basis of a 360-day year comprised of twelve 30-day months, rounded to the nearest cent), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 10 or November 10 (in each case, whether or not a Business Day) before the next Interest

Payment Date. Any such interest which is payable but is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If either a date for payment of principal or interest on this Security or the Maturity of this Security falls on a day that is not a Business Day at the relevant place of payment, the related payment of principal or interest will be made on the next succeeding Business Day at such place of payment and no interest will accrue as a result of such delayed payment on amounts payable from and after such Interest Payment Date to the next succeeding Business Day.  For this purpose, “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York and, for any place of payment outside of The City of New York, in such place of payment.

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed-on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Securities Register, or, upon written application by the Holder to the Securities Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a Dollar account.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
THE COCA-COLA COMPANY

By:
			Name:	Christopher P. Nolan
			Title:	Vice President and Treasurer

Attest:

Name:	Jennifer Manning
Title:	Secretary

(Trustee’s Certificate of Authentication)

This is one of the Securities of the Series provided for in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

[Reverse]

This Note (as defined herein) is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture, dated as of April 26, 1988, as amended and supplemented by that First Supplemental Indenture, dated as of February 24, 1992, and by that Second Supplemental Indenture, dated as of November 1, 2007 (as so amended and supplemented, herein called the “Indenture”), between the Company and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be denominated and bear interest, if any, in Dollars or in a Foreign Currency, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of a Series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), limited in aggregate principal amount to $                    .

No sinking fund is provided for the Notes.

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, redemption or transfer of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of, and accrued interest on, the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of such principal of and interest, if any, on the Notes shall terminate. The Holders shall have such other rights and remedies after the occurrence and during the continuance of an Event of Default as set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture. Section 12.01(a) of the Indenture also contains provisions applicable to the Notes relating to the Company’s ability to discharge its obligations with respect to the Notes and under the Indenture with respect to the Notes, upon the deposit of money, U.S. Government Obligations or other government obligations, in an amount sufficient to pay and discharge the principal of and interest on the Notes to the Maturity of the Note, in certain specified circumstances. The defeasance provisions described in Section 12.01(b) of the Indenture will not be applicable to the Notes.  The lien and sale and lease back provisions described in Sections 5.03 and 5.04 of the Indenture will not be applicable to the Notes.

Subject to the next preceding sentence hereof, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company may redeem the Notes at its option and at any time, either as a whole or in part. If the Company elects to redeem the Notes, the Company will pay a Redemption Price equal to the greater of:

•                  100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; and

•                  the sum of the present values of the Remaining Scheduled Payments, plus accrued and unpaid interest to, but excluding, the Redemption Date (excluding any portion of such payments of interest accrued as of the Redemption Date).

The Trustee shall have no responsibility for the calculation of the Redemption Price.

In determining the present value of the Remaining Scheduled Payments, the Company will discount such payments to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 7.5 basis points. A partial redemption of the Notes may be effected by such method as the Trustee shall deem fair and appropriate in accordance with DTC procedures and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Notes or any integral multiple of $1,000 in excess thereof) of the principal amount of such Notes of a denomination larger than the minimum authorized denomination for such Notes.

The term “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below). In determining this rate, the Company assumes a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date.

The term “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issue of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and a Primary Treasury Dealer selected by Santander Investment Securities Inc., and their respective successors as may be appointed from time to time by the Trustee after consultation with the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

The term “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the arithmetic average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the arithmetic average of all Reference Treasury Dealer Quotations obtained, or (3) if only one Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce,

Fenner & Smith Incorporated, and a Primary Treasury Dealer selected by Santander Investment Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer by 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note, the Remaining Scheduled Payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

Notice of any redemption will be mailed at least 15 days but not more than 30 days before the Redemption Date to each holder of Notes to be redeemed.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Notes are governed by the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by entireties (Cust)
JT TEN	-	As joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	-	Custodian (Minor) Under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

For value received                                                               hereby sell(s), assign(s) and transfer(s) unto                                                   (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                                                                        as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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